FORM 4 JOINT FILER INFORMATION

Name of
"Reporting Persons":	InterWest Partners X, L.P. ("IW10")
			InterWest Management Partners X, LLC ("IMP10")

			Philip T. Gianos
			W. Stephen Holmes
			Gilbert H. Kliman
			Arnold L. Oronsky
			Keval Desai
			Khaled Nasr

Address:		2710 Sand Hill Road, Suite 200
			Menlo Park, CA  94025

Designated Filer:	InterWest Partners X, L.P.

Issuer and Ticker Symbol: Obalon Therapeutics, Inc. ("OBLN")

Date of Event:		October 12, 2016

Each of the following is a Joint Filer with InterWest Partners X L.P. ("IW10") and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 4:

InterWest Management Partners X, LLC ("IMP10") is the general partner of IW10 and has sole voting and investment control over the shares owned by IW10. Philip
T. Gianos, W. Stephen Holmes, Gilbert H. Kliman, and Arnold L. Oronsky are Managing Directors of IMP10 and, Keval Desai and Khaled A. Nasr, and are Venture Members of IMP10. Douglas Fisher, a Member of IMP10 is also a Director of the Issuer, and has filed a separate Form 4 in his own name.

All Reporting Persons disclaim beneficial ownership of shares of Obalon Therapeutics, Inc. stock held by IW10, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.


Each of the Reporting Persons listed above has designated InterWest Partners X, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person has appointed InterWest Management Partners X, LLC as its attorney in fact for the purpose of making reports relating to transaction in Obalon Therapeutics, Inc. Common Stock.

INTERWEST MANAGEMENT PARTNERS X, L.L.C.

By:	/s/ Karen A. Wilson
	Karen A. Wilson, Power of Attorney


INTERWEST PARTNERS X, LP

By:	/s/ Karen A. Wilson
	Karen A. Wilson, Power of Attorney


Philip T. Gianos, an individual

By:	/s/ Karen A. Wilson
	Karen A. Wilson, Power of Attorney



Keval Desai, an individual

By:	/s/ Karen A. Wilson
	Karen A. Wilson, Power of Attorney



Gilbert H. Kliman, an individual

By:	/s/ Karen A. Wilson
	Karen A. Wilson, Power of Attorney



Arnold L. Oronsky, an individual

By:	/s/ Karen A. Wilson
	Karen A. Wilson, Power of Attorney



W. Stephen Holmes, an individual

By:	/s/ Karen A. Wilson
	Karen A. Wilson, Power of Attorney


Khaled A. Nasr, an individual


By:	/s/ Karen A. Wilson
	Karen A. Wilson, Power of Attorney